CONFIDENTIAL TREATMENT REQUESTED AS TO PORTIONS OF THIS DOCUMENT, AND SUCH OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS IN THIS DOCUMENT WHERE INFORMATION HAS BEEN OMITTED ARE MARKED WTIH THE SYMBOL "[*]."






                                                 SERVICE AGREEMENT



                                                  By and Between


                                             PROMEDCO OF DENTON, INC.
                                                        and
                                     NORTH TEXAS MEDICAL SURGICAL CLINIC, P.A.


                                              Effective June 1, 1995

                                                 SERVICE AGREEMENT


         This Service Agreement ("Agreement") dated June 30, 1995, between ProMedCo of Denton, Inc., a Texas corporation ("ProMedCo") which is an affiliate of ProMedCo, Inc., a Texas corporation ("Parent") and North Texas Medical Surgical Clinic, P.A., a Texas professional association ("NTMS").


                                                     RECITALS:

         WHEREAS, NTMS is a multi-specialty group medical practice in Denton, Texas which provides professional medical care to the general public;

         WHEREAS, ProMedCo is in the business of owning certain assets of and managing and administering medical clinics, and providing non-professional support services to and furnishing medical practices, with the necessary facilities, equipment, personnel, supplies and support staff;

         WHEREAS, pursuant to an Asset Purchase Agreement dated June 30, 1995, between ProMedCo, Inc. and Seller (as such term is defined therein) ("Asset Purchase Agreement") ProMedCo agreed to assume the leases for certain real property, assume certain contracts, and purchase equipment, accounts receivable, inventory and other assets utilizing the operation of the medical practice to be conducted by NTMS;

         WHEREAS, subject to the terms and conditions hereof, NTMS desires to engage ProMedCo to provide to NTMS management services, facilities, personnel, equipment and supplies necessary to operate the clinic (as defined herein) and ProMedCo desires to accept such engagement; and

         WHEREAS, the basis for the financial considerations provided in this Agreement are derived from the revenues generated by the medical practice of NTMS, such revenues having been documented by NTMS and delivered to ProMedCo prior to the formulation and agreement of such aforementioned financial considerations;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, NTMS and ProMedCo hereby agree as follows:


                                        1.  RESPONSIBILITIES OF THE PARTIES

         1.1 General Responsibilities of the Parties. ProMedCo shall provide NTMS with offices, facilities, equipment, supplies, non-professional support personnel, and management and financial advisory services. NTMS shall be responsible for the recruitment and hiring of physicians, Technical Employees and all issues related to patient care and documentation thereof. ProMedCo shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of NTMS and their patients.

         1.2 NTMS's Matters. NTMS shall maintain sole discretion and authority over the financial matters relative to it's own professional association. It shall set compensation levels for NTMS Employees. NTMS will also be responsible for all other matters pertaining to the operation of NTMS.

     1.3 Patient Referrals. The parties agree that the benefits to NTMS do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by ProMedCo to any of NTMS's patients in any facility or laboratory controlled, managed or operated by ProMedCo.

                                                2.  POLICY COUNCIL

         2.1 Formation and Operation of the Policy Council. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Clinic. The Policy Council shall consist of four (4) members. ProMedCo shall designate,at it's sole discretion, two (2) members of the Policy Council. NTMS at it's sole discretion shall designate two (2) members. Except as may otherwise be provided, the act of a majority of the members of the Policy Council shall be the act of the Policy Council.

         2.2 Duties and Responsibilities of the Policy Council. The policy council shall have the following duties and responsibilities.

     2.2.1 Physician Hiring. The Policy Council, with information and analysis provided by ProMedCo, shall determine the number and type of physicians required for the efficient operation of the Clinic and NTMS shall determine the individual physicians to be hired to fill such positions. The approval of the Policy Council shall be required for any variations to the restrictive covenants in any physician employment contract.

     2.2.2 Patient Fees. As a part of the annual operating budget, in consultation with NTMS and ProMedCo, the Policy Council shall review and adopt the fee schedule for all physician and ancillary services rendered by the Clinic.

     2.2.3 Administrator. The selection and retention of the Administrator pursuant to Section 3.1 shall be subject to the reasonable approval of the Policy Council. If NTMS is dissatisfied with the services provided by the Administrator, NTMS shall refer the matter to the Policy Council. ProMedCo and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. ProMedCo shall have the ultimate authority to terminate the Administrator.

     2.2.4 Ancillary Services. The Policy Council shall approve Clinic provided ancillary services based upon the pricing, access to and quality of such services.

     2.2.5 Provider and Payor Relationships. The Policy Council shall have responsibility regarding the establishment and maintenance of relationships with institutional health care providers and payors.

     2.2.6 Capital Improvements and Expansion. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Clinic based upon economic feasibility, physician support, productivity and market conditions. Any capital expenditure in excess of $1,000 shall require the approval of the Policy Council.

     2.2.7 Annual Budgets. All annual capital and operating budgets prepared by ProMedCo, as set forth in Section 3 and employing ProMedCo's financial expertise, shall be subject to the review and approval of the Policy Board, provided, however, ProMedCo shall have final approval of any capital required by ProMedCo.

     2.2.8      Strategic Planning.  The Policy Council, with the assistance of

ProMedCo, shall develop long-term strategic planning objectives.

     2.2.9 Exceptions to Inclusion in the Net Revenue Calculation. The exclusion of any revenue from Net Revenue, whether now or in the future, shall be subject to the approval of the Policy Council.

     2.2.10 Advertising. All advertising and marketing of the services performed at the Clinic shall be subject to the prior review and approval of the Policy
Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Texas Medical Association.

     2.2.11 Grievance Issues. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by NTMS's board or ProMedCo.

                                            3.  OBLIGATIONS OF PROMEDCO

         During the term of this Agreement, ProMedCo shall provide or arrange for the services set forth in this Section 3, the cost of all of which shall be included in Clinic Expenses. ProMedCo is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies approved by the Policy Council, and including without limitation, performance of some functions at locations other than the Clinic Facility. NTMS will not act in a manner which would prevent ProMedCo from efficiently managing the Clinic Facility operations in accordance with the terms of this Agreement. NTMS, through its NTMS Employees, will provide all medical services. ProMedCo will have no authority, directly or indirectly, to perform, and will not perform any medical function. ProMedCo may, however, advise NTMS as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Clinic.

         3.1 Management and Administration. NTMS hereby appoints ProMedCo as the sole and exclusive manager and administrator of all non-medical functions and services related to NTMS's services at the Clinic. NTMS shall perform all medical services, and ProMedCo shall have no authority, directly or indirectly, to perform, and will not perform any medical function. Without limiting the
generality   of  the   foregoing,   ProMedCo   shall   provide   the   following
administrative, management and marketing services as may be required in conjunction with NTMS's services at the Clinic. ProMedCo shall hire and supervise an Administrator, subject to the reasonable approval of the Policy Council, to manage and administer all of the day-to-day business functions of ProMedCo, including without limitation:

     3.1.1 Annual Budgets. Financial planning and preparation of annual budgets. Annually and at least thirty (30) days prior to the commencement of each fiscal year, ProMedCo shall prepare and deliver to NTMS capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital for growth of NTMS' practice and Clinic services.

     3.1.2 Financial Statements. ProMedCo shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Clinic operations, which shall be delivered to NTMS within thirty
(30) days after the close of each calendar month. The fiscal year statement shall be reviewed by a certified public accountant as selected by ProMedCo in connection with the audit of the financial statements of Parent. If NTMS desires an audit in addition to the audit provided by ProMedCo, such an audit would be at NTMS's expense.

     3.1.3 Non-Physician Personnel. ProMedCo will provide all personnel reasonably necessary for the conduct of Clinic operations with the exception of Technical Employees. ProMedCo shall determine and cause to be paid the salaries, fringe benefits and any sums for income taxes, unemployment insurance, social security taxes or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of ProMedCo, with those personnel performing patient care services subject to the professional supervision of NTMS. If NTMS is dissatisfied with the services of any person, NTMS shall consult with ProMedCo. ProMedCo shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of ProMedCo's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality medical care.

     3.1.4 Quality Assurance. ProMedCo will assist NTMS in fulfilling its obligation to its patients to maintain high quality medical and professional services, including patient satisfaction programs, employee education, outcomes analysis, clinical protocol development and to implement a risk management program.

     3.1.5 Facilities and Equipment. ProMedCo will ensure the proper cleanliness of the premises, maintenance and cleanliness of the equipment, furniture and furnishings located on the premises.

     3.1.6 Inventory Control and Purchasing Supplies. ProMedCo shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which ProMedCo shall deem to be necessary in the operation of the Clinic, to deliver quality Clinic services in a cost effective manner; provided, however, that NTMS shall order, purchase, stock and monitor the inventory of pharmaceutical and other medical supplies, substances, or items whose purchase, maintenance, or security requires licensure as a healthcare provider or requires a permit, registration, certification or identification number that requires licensure or certification as a healthcare provider.

     3.1.7 Managed Care Contracting. ProMedCo will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.2.5; provided, however, no contract or arrangement regarding the provision of Clinical services shall be entered into without NTMS' consent.

     3.1.8 Billing and Collections. ProMedCo shall bill patients and collect all fees for services performed inside or outside the Clinic Facility. NTMS hereby appoints ProMedCo, for the term hereof, to be its true and lawful attorney-in-fact for the following purposes (i) to bill patients in NTMS's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in NTMS's name and on its behalf; (iii) to receive payments from Blue Shield, Medicare, Medicaid, payments from health plans, and all other third party payors; (iv) to take possession of and endorse in the name of NTMS (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and
(v) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of NTMS to collect any accounts and monies owed to the Clinic, to enforce the rights of NTMS as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner approved by ProMedCo's independent certified public accountants.

     3.1.9 Deposit of Net Clinic Revenues. During the term of this Agreement, all Net Clinic Revenues collected resulting from the operations of the Clinic shall be deposited directly into a bank account of which NTMS shall be the owner ("Account"). ProMedCo and NTMS shall maintain their accounting records in such a way as to clearly segregate Net Clinic Revenues from other funds of ProMedCo or NTMS. NTMS hereby appoints ProMedCo as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. NTMS covenants, and shall cause all NTMS Employees to covenant, to forward any payments received with respect to Net Clinic Revenues for services provided by NTMS and NTMS Employees to ProMedCo for deposit. ProMedCo shall have the right to withdraw funds from the Account and all owners of the Account shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the Account to a separate bank account owned solely by ProMedCo ("ProMedCo Account"). NTMS and ProMedCo hereby agree to execute from time to time such documents and instructions as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by NTMS that interferes with the operation of this Section, including, but not limited to, any failure to deposit or have ProMedCo deposit any Net Clinic Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle ProMedCo, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

     (a) To collect accounts receivable resulting from the provision of services to patients of NTMS and its NTMS Employees;

     (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by NTMS and its NTMS Employees;

     (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

(d)      To collect all revenues of the Clinic.

     3.1.10       Management Information Systems/Computer Systems.

     3.1.11 Legal and Accounting Services. ProMedCo shall arrange for or render to NTMS such business, legal and financial management consultation and advice as may be reasonably required or requested by NTMS and directly related to the operations of the Clinic. ProMedCo shall not be responsible for rendering any legal or tax advice or services or personal financial services to NTMS or any employee or agent of NTMS.

     3.1.12 Negotiation and Payment of Premiums For All Insurance Products Held By NTMS.

     3.1.13 Physician Recruiting. ProMedCo shall assist NTMS in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, NTMS shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Clinic. All physicians recruited by ProMedCo and accepted by NTMS shall be the sole employees of NTMS to the extent such physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be budgeted Clinic Expenses set forth in the budget approved by the Policy Council.

3.1.14            Supervision of Ancillary Services.

3.1.15            Strategic Planning Assistance.

     3.1.16 Advertising and Public Relations. This would be subject to the review and approval of the Policy Council.

     3.1.17 Files and Records. ProMedCo shall supervise and maintain custody of all files and records relating to the operation of the Clinic, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of NTMS and shall be located at Clinic facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. ProMedCo shall use its reasonable efforts to preserve the confidentiality of patients medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

         3.2 Administrator. The selection and retention of the Administrator, subject to the provisions of Section 2.2.3.

         3.3 Expansion of Clinic. ProMedCo will pursue various programs to increase revenue and profitability including assisting NTMS in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Clinic. ProMedCo will also assist in recruiting new physicians and developing relationships and affiliations with other physicians, hospitals, networks, HMOs, etc. To assist in the continued growth and development of the Clinic, ProMedCo may acquire other physician practices. NTMS will cooperate with ProMedCo in such efforts and use its best efforts to assist ProMedCo with respect thereto. Without limiting the generality of the foregoing, NTMS will not enter into any agreements with respect to any such matter without the prior consent of ProMedCo.

         3.4 Events Excusing Performance. ProMedCo shall not be liable to NTMS for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which ProMedCo has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         3.5 Compliance With Applicable Laws. ProMedCo shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

                                              4.  OBLIGATIONS OF NTMS

         4.1 Professional Services. NTMS shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. NTMS shall also ensure that each physician associated with NTMS is licensed by the State of Texas. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, NTMS shall immediately inform the Administrator of such action and the underlying facts and circumstances. NTMS shall carry out a program to monitor the quality of medical care practiced, with ProMedCo's assistance. NTMS will cooperate with ProMedCo in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Clinic.

         4.2 Employment Of Physician Employees. NTMS shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Shareholders and Physician Employees, although at the request of NTMS, ProMedCo shall consult with NTMS regarding such matters. NTMS shall enforce formal employee agreements from each of its Physician Shareholders and Physician Employees, hired or contracted, substantially in the form attached hereto as Exhibit "C".

         4.3 Non-Clinic Expenses. NTMS shall be solely responsible for the payment of all costs and expenses incurred in connection with NTMS' s operations which are not Clinic Expenses, including, but not limited to, accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, and continuing medical education.

         4.4 Medical Practice. NTMS shall use and occupy the Clinic Facility exclusively for the practice of medicine, and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinic Facility shall be conducted solely be physicians associated with NTMS, and no other physician or medical practitioner shall be permitted to use or occupy the Clinic Facility without the prior written consent of ProMedCo.

         4.5 Professional Insurance Eligibility. NTMS shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Physician Employees are insurable, and participating in an ongoing risk management program.

         4.6 Employment Of Non-Physician Employees. There will be certain Technical Employees that perform technical functions for NTMS. These Technical Employees will remain in the employ of NTMS. As provided in Section 3.1.4., ProMedCo will provide payroll and administrative services for such Technical Employees.

         4.7 Events Excusing Performance. NTMS shall not be liable to ProMedCo for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which NTMS has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         4.8 Compliance With Applicable Laws. NTMS shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

4.9 Restrictions on use of Clinic Facility. NTMS shall at all times during the term of this Agreement comply with the policy of ProMedCo stated in Section 6 herein.

         4.10     NTMS Employee Benefit Plans.

         (a) As of the Effective Date of this Agreement, NTMS has in effect the employee welfare benefit plans (as such term is defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (as such term is defined in Section 3(2) of ERISA), as set forth in Exhibit "D" to this Agreement. With respect to any such employee pension benefit plan ("NTMS Plan"), effective on the Effective Date of this Agreement such NTMS Plan shall be amended to provide that the ProMedCo employees who are classified as "leased employees" (as defined in Section 414(n) of the Internal Revenue Code of 1986, as amended ("Code")) of NTMS shall be treated as NTMS employees for purposes of eligibility and participation in such NTMS Plan. Not less often than annually, NTMS and ProMedCo shall agree upon and identify in writing those individuals to be classified as leased employees of NTMS and shall establish mutually agreeable procedures, with respect to the participation of such leased employees in the NTMS plan. Such procedures shall be designed to avoid the tax disqualification of the NTMS Plan, similar plans of clinics similarly situated, and any similar plan sponsor maintained by ProMedCo from time to time (collectively, the "Plans").

         (b) If the Policy Council determines that the relationship between ProMedCo and NTMS (and other clinics similarly situated) constitutes an "affiliated service group" (as defined in Code Section 414(m)), ProMedCo and NTMS shall take such actions as may be necessary to avoid the tax disqualification of the Plans. Such actions may include the amendment, freeze, termination or merger of the NTMS Plan.

         (c) NTMS shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of ERISA) without the express written consent of ProMedCo. Except as otherwise required by law, NTMS shall not materially amend, freeze, terminate or merge any NTMS Plan without the express written consent of ProMedCo. In the event of either of the foregoing, ProMedCo's consent shall not be withheld if such action would not jeopardize the qualification of any of the Plans. NTMS agrees to make such changes to NTMS' Plan, including the freeze, termination, or merger of such NTMS Plan, as may be approved by ProMedCo.

         (d) Expenses incurred in connection with any NTMS Plan or other employee benefit plan maintained by NTMS, including without limitation the compensation of counsel, accountants, corporate trustees and other agents shall be included in Clinic Expenses.

         (e) The contribution and administration expenses for Physician Shareholders and Physician Employees shall be an expense of NTMS. ProMedCo shall make contributions or payments with respect to any NTMS Plan, as a Clinic
Expense, on behalf of eligible Technical Employees and designated leased employees.

         (f) ProMedCo shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees, regardless of whether such employees are designated leased employees, unless such actions would require the amendment, freeze or termination of any NTMS Plan to avoid disqualification of such plan, in which case any such action would be subject to the express prior written consent of the Policy Council. ProMedCo shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

         (g) In the event that any employee welfare benefit plan maintained or sponsored by NTMS must be amended, terminated, modified, or changed as the result of NTMS and ProMedCo being deemed to be a part of an affiliated service group, the Policy Council will replace any such plan or plans with a plan or plans that provides those benefits approved by ProMedCo with the advice of the Poky Council. It shall be the goal of the Policy Council in such event to provide substantially similar or comparable benefits that the same can be provided at a substantially similar cost to the replaced plan.

         4.11 Physician Powers of Attorney. NTMS shall require all NTMS Employees to execute and deliver to ProMedCo powers of attorney, satisfactory in form and substance to ProMedCo and NTMS, appointing ProMedCo as attorney-in-fact for each for the purposes set forth in Section 3.1.9, which powers of attorney shall immediately terminate upon termination of this Agreement.

         4.12 Spokesperson. NTMS shall serve as spokesperson for ProMedCo, Parent and Clinic sales and development activities. The parties agree that Drs. Blucker, Taylor and Shelton, or such other Physician Shareholders as the Policy Council shall appoint, shall serve in this capacity on behalf of NTMS.

                                                    5.  RECORDS

         5.1 Patient Records. Upon termination of this Agreement, NTMS shall retain all patient medical records maintained by NTMS or ProMedCo in the name of NTMS. NTMS shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by NTMS.

         5.2 Other Records. All records relating in any way to the operation of the Clinic which are not the property of NTMS under the provisions of
Section 5.1 above, shall at all times be the property of ProMedCo.

         5.3 Access to Records. During the term of this Agreement, and thereafter, NTMS or its accountant or other designee shall upon 24 hours notice have reasonable access during normal business hours to NTMS's and ProMedCo's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by ProMedCo in performing ProMedCo's obligations under this Agreement, and NTMS may copy any or all such records.

                                     6.  FACILITIES TO BE PROVIDED BY PROMEDCO

         6.1 Facilities. ProMedCo hereby agrees to provide as a Clinic Expense the offices and facilities for Clinic operations, including but not limited to, the Clinic Facility and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonable incurred in conducting operations in the Clinic Facility during the term of this Agreement.

         6.2 Use of Facilities. Voluntary abortions will not be performed in facilities that are owned or leased by ProMedCo or any of its affiliates in whole or in part. ProMedCo and NTMS agree that NTMS, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice. If a Physician Shareholder or a Physician Employee performs abortion procedures in any facility, ProMedCo shall not receive any ProMedCo Distribution from the revenue generated from such procedures.

                                            7.  FINANCIAL ARRANGEMENTS

         7.1 Payments to NTMS and ProMedCo. NTMS and ProMedCo agree that the compensation set forth herein is being paid to ProMedCo in consideration of a substantial commitment made by ProMedCo hereunder and that such fees are fair and reasonable. As payment for its services rendered to NTMS, each month ProMedCo shall be paid the amount of all Clinic Expenses and New Investment Expenses and the ProMedCo Distribution. All Net Clinic Revenues and New Investment Revenues after deduction of Clinic Expenses, New Investment Expenses and the ProMedCo Distribution, shall be referred to as the "NTMS Distribution."

         7.2 Calculation of Payments. The amounts to be paid to ProMedCo under this Section 7 shall be payable monthly. ProMedCo shall, to the extent it is reasonably able, estimate such amounts by the 10th day of the following month and shall pay to NTMS in accordance with the provisions of Section 7.4 the NTMS Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit.

         7.3 Clinic Expenses. Commencing on the Effective Date, ProMedCo shall pay all Clinic Expenses as they fall due, provided, however, that ProMedCo may, in the name of and on behalf of NTMS, contest in good faith any claimed Clinic Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expenses. ProMedCo hereby agrees to indemnify and hold NTMS harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of NTMS resulting from the contest of any Clinic Expenses.

         7.4 Accounts Receivables. On approximately the 15th day of each month, ProMedCo shall purchase the accounts receivable of NTMS arising during the previous month, by payment of cash, or other readily available funds into an account of NTMS. The consideration for the purchase shall be an amount equal to the NTMS Distribution for such previous month. Although it is the intention of the parties that ProMedCo purchase and thereby become owner of the accounts receivable of NTMS, in case such purchase shall be ineffective for any reason, NTMS, as of the Effective Date of this Agreement, grants and shall cause each NTMS Employee to grant to ProMedCo a first priority lien on and security interest in and to any and all interest of NTMS and such NTMS Employees in any accounts receivable generated by the medical practice of NTMS and the NTMS Employees or otherwise generated through the operations of the Clinic, and all proceeds with respect thereto, to secure the payment to ProMedCo of all such accounts receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. In addition, NTMS shall cooperate with ProMedCo and execute and deliver, and cause each NTMS Employee to execute and deliver, all necessary documents in connection with the pledge of such accounts receivable to ProMedCo or at ProMedCo's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by ProMedCo. To the extent NTMS or any NTMS Employee comes into possession of any payments in respect of such accounts receivable, NTMS or such NTMS Employee shall direct such payments to ProMedCo for deposit in bank accounts designated by ProMedCo.

         7.5 Additional NTMS Payments. In addition to the NTMS Distribution provided for in Section 7.1 of this Agreement, within 45 days following the end of each fiscal quarter of ProMedCo, ProMedCo shall determine its net after-tax income for such quarter, in accordance with GAAP, and shall distribute to NTMS, as an additional payment, an amount equal to 15% of such net after-tax income. Any audit adjustments would be made after completion of the fiscal year audit.

         7.6 NTMS Advance. In the event that for either of the second and third years following the Effective Date of this Agreement (each of such years hereafter referred to as the "Computation Year"), the NTMS Distribution amount plus the Additional NTMS Payments payable to NTMS pursuant to Section 7.5 hereof, payable to NTMS during such Computation Year (collectively, the "NTMS Payments") are not equal to or greater than what would have been computed as the Distribution Funds for North Texas Medical-Surgical, P.A., the Seller under the Asset Purchase Agreement, (the "Predecessor Corporation") for the 12-month period immediately prior to the Effective Date of this Agreement ("Historical Distribution Funds"), then for such Computation Year NTMS shall be entitled to an advance in accordance with the following terms:

         (a) For the Computation Year, ProMedCo shall advance to NTMS an amount equal to the difference, if any, between the Historical Distribution Funds and the actual NTMS Payments for such Computation Year; provided, however, that in no event shall the advance for any Computation Year exceed 15% of the Historical Distribution Funds.

         (b) ProMedCo shall be obligated to make such advance and NTMS shall be eligible for such advance only in the event that the Net Clinic Revenues for the Computation Year are equal to or greater than the Net Clinic Revenue of the Predecessor Corporation for the 12-month period immediately preceding the Effective Date of this Agreement.

         (c) For purposes of computing the advance amount set forth in subparagraph (a) above, for each Computation Year the Historical Distribution

Funds shall be subject to an adjustment in the event that during such Computation Year all of the original NTMS shareholders (other than Robert J. Lee, M.D. who is retiring) shall no longer be employed by NTMS on a full-time basis. In such event, the Historical Distribution Fund for such Computation Year shall be reduced by 1/7 of the Historical Distribution Fund amount for each such original shareholder no longer employed on a full-time basis by NTMS.

     (d) The Computation Year shall be a 12 month period which commences on the second and third anniversary dates of the Effective Date of this Agreement. The advance, if any, shall be paid by ProMedCo within 15 days of review of the financial statement by a certified public accountant, as provided in Section
3.1.2 hereof, for each of such Computation Years.

         (e) With respect to any advance made in accordance with the provisions of this Section, ProMedCo shall be entitled to charge interest against the balance of such advance at the minimum applicable federal rate for such period of time as the advance shall remain outstanding.

         (f) Any advances made, and interest thereon, shall be paid to ProMedCo by NTMS from future NTMS Payments, but only to the extent that such NTMS Payments exceed the Historical Distribution Funds.

                                            8.  INSURANCE AND INDEMNITY

         8.1 Insurance to be Maintained by ProMedCo. Throughout the term of this Agreement, ProMedCo will use reasonable efforts to provide and maintain, as a Clinic Expense, comprehensive professional liability insurance for all professional employees of ProMedCo and NTMS with limits as determined reasonable by ProMedCo in its national program, comprehensive general liability insurance and property insurance covering the Clinic Facility and operations.

         8.2 Insurance to be Maintained by NTMS. Unless otherwise determined by the Policy Council, throughout the term of this Agreement, subject to the provisions of Section 4.5 and Section 8.1, NTMS shall maintain comprehensive professional liability insurance with limits of not less than $500,000 per claim and with aggregate policy limits of not less than $1,000,000 per physician and a separate limit for NTMS. NTMS shall be responsible for all liabilities (including without limitation deductibles and excess liabilities) not paid within the limits of such policies. ProMedCo shall have the option, with Policy Council approval, of providing such professional liability insurance through an alternative program, provided such program meets the requirements of the Insurance Commissioner of the State of Texas.

         8.3 Tail Insurance Coverage. NTMS will cause each individual physician associated with the Clinic to enter into an agreement with NTMS that upon termination of such physician's relationship with NTMS, for any reason, tail insurance coverage will be purchased by the individual physician. Such provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by NTMS and the individual physicians, and NTMS hereby covenants with ProMedCo to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of NTMS.

         8.4 Additional Insured. NTMS and ProMedCo agree to use their best efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at ProMedCo's expense.

         8.5 Indemnification. NTMS shall indemnify, hold harmless and defend ProMedCo, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by NTMS and/or its shareholders, agents, employees and/or subcontractors (other than ProMedCo) during the term hereof, including any claim against ProMedCo by an NTMS Employee, which claim arises out of such NTMS Employees' employment relationship with NTMS or as a result of services performed by such NTMS Employee, and which claim would typically be covered by worker's compensation. ProMedCo shall indemnify, hold harmless and defend NTMS, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of an intentional acts, negligent acts or omissions by ProMedCo and/or its shareholders, agents, employees and/or subcontractors (other than NTMS) during the term of this Agreement.

                         9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

         The parties recognize that the services to be provided by ProMedCo shall be feasible only if NTMS operates an active medical practice to which the physicians associated with NTMS devote their full time and attention. To that end:

         9.1 Restrictive Covenants by NTMS. During the term of this Agreement, NTMS shall not establish, operate or provide physician services at any medical office, clinic or other health care facility providing services substantially similar to those provided by NTMS pursuant to this Agreement anywhere within Denton County, Texas. The restrictive covenant contained within this Section 9.1 shall not apply to any Clinic Facility approved by the Policy Council.

         9.2 Restrictive Covenants By Current Physician Shareholders and Physician Employees. NTMS shall enforce the employment agreements with its current Physician Shareholders and Physician Employees obtained in connection with the Asset Purchase Agreement, pursuant to which the Physician Shareholders and Physician Employees agree not to establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by NTMS pursuant to this Agreement within Denton County and for a period of thirty-six (36) months after the first date of such Physician Shareholder's or such Physician Employee's employment with NTMS. ProMedCo shall have third-party rights to enforce such agreements.

         9.3 Restrictive Covenants By Future Physician Employees. NTMS shall obtain and enforce formal employment agreements from each of its future Physician Shareholders and Physician Employees, pursuant to which such physicians agree not to establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by NTMS pursuant to this Agreement within Denton County during the term of said Physician Employee's employment with NTMS and for a period of thirty-six (36) months after the date of their first employment, with NTMS. ProMedCo shall have third-party rights to enforce such agreements.

         9.4 Physician Shareholder and Physician Employee Liquidated Damages. The restrictive covenants described in Sections 9.2 and 9.3 of this Agreement may provide that the Physician Shareholders and Physician Employees (existing or future) may be released from their restrictive covenants by paying Liquidated Damages in the amount of $75,000. Such payment shall be made to ProMedCo by NTMS simultaneously with the payment by the physician to NTMS. Such payment shall be first applied to all costs incurred by ProMedCo in the enforcement of the restrictive covenant for that departing physician and in recruiting a replacement physician for that departing physician. The remainder, if any, shall become an additional service fee to be paid to ProMedCo pursuant to Section 7. The accounting treatment of such funds shall be consistently applied and approved by ProMedCo's independent certified public accountants and the Policy Council.

         9.5 Additional Covenants with Respect to Payor Contracts. In addition to the restrictive covenants set forth in Sections 9.2 and 9.3 of this Section 9, the employment agreements with Physician Shareholders and Physician Employees shall require that for the period stated hereafter each such Physician Shareholder and Physician Employee shall not enter into a provider agreement or other contract with, nor provide any medical services in connection with or pursuant to any such provider agreement or other contract, any third party payor having a provider agreement or other contract with NTMS or any NTMS Employee at any time within 120 days prior to and including the date of such physician's termination of employment with NTMS. For Physician Shareholders and Physician Employees employed by NTMS on the date of this Agreement, the restrictive covenants contained in this Section 9.5 shall apply for the four-year period commencing on the first date of such Physician Shareholder's or such Physician Employee's employment with NTMS. For Physician Shareholders and Physician Employees who are not employed by NTMS on the date of this Agreement, the restrictive covenants set forth in this Section 9.5 shall apply for a period of 12 months following the date of such Physician Shareholder's or Physician
Employee's termination of employment with NTMS. As used herein, a third party payor shall include, without limitation, any employer, coalition of employers, union or similar organization maintaining a health benefit plan for the benefit of its employees or members, any insurance company, any Blue Cross/Blue Shield plan, any health maintenance organization, preferred provider organization, independent physicians association, physician hospital organization, or similar entity or arrangement which contracts for physician services on behalf of its employees or members or other third party payors. However, as used herein the term "third party payor" shall not include the federal Medicare program or the state Medicaid program, although such terms shall include any health maintenance organization providing Medicare or Medicaid benefits to plan participants.

         9.6 Enforcement. ProMedCo and NTMS acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this
Section 9 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 relating to territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in this Section 9. The invalidity of non- enforceability of this
Section 9 in any respect shall not affect the validity of enforceability of the remainder of this Section 9 or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under this Section 9 or any other provision of this Agreement.

         9.7 Termination of Restrictive Covenants. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 10.2 herein, the restrictive covenants contained in this Section 9 shall be null and void and of no force or effect.

                                          10.  TERM; RENEWAL; TERMINATION

         10.1 Term and Renewal. The term of this Agreement shall commence on the date hereof and shall continue for forty (40) years, after which it shall automatically renew for 5-year terms unless either party provides the other party with at least twelve (12) months but not more than fifteen (I 5) months written notice prior to any renewal date.

         10.2 Termination by NTMS. NTMS may terminate this Agreement as follows:

     10.2.1 In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by ProMedCo, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo, except for the filing of a petition in involuntary bankruptcy against ProMedCo which is dismissed within 30 days thereafter, NTMS may give notice of the immediate termination of this Agreement.

     10.2.2 In the event ProMedCo shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of 90 days after written notice thereof has been given to ProMedCo by NTMS; or ProMedCo shall fail to remit the payments due as provided in Section 7 hereof and such failure to remit shall continue for a period of 15 days after written notice thereof, NTMS may terminate this Agreement.
Termination of this Agreement pursuant to this subsection (2) by NTMS shall require the affirmative vote of 75% of the Physician Shareholders.

     10.2.3 In the event ProMedCo intentionally misappropriates or misapplies the NTMS Distribution.

     10.2.4 In the event a court of competent jurisdiction makes a final determination that ProMedCo has breached a fiduciary duty owed to NTMS.

     10.2.5 In the event Parent shall default in any obligation it may have to purchase the Shares owned by any Stockholder in accordance with the provisions of Section 3.1 of the Stock Agreement between Parent and the stockholders of NTMS dated of even date with this Agreement.

         10.3 Termination by ProMedCo. ProMedCo may terminate this Agreement as follows:

     10.3.1 In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by NTMS, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by NTMS, except for the filing of a petition in involuntary bankruptcy against NTMS which is dismissed within 30 days thereafter, ProMedCo may give notice of the immediate termination of this Agreement.

     10.3.2 In the event NTMS shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment agreements with NTMS, and such default shall continue for a period of 90 days after written notice thereof has been given to NTMS and such Physician Shareholders by ProMedCo, ProMedCo may terminate this Agreement.

         10.4 Actions After Termination. In the event that this Agreement shall be terminated, the NTMS Compensation and the ProMedCo Distribution shall be paid through the effective date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall be cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Upon termination of this Agreement, NTMS shall:

         10.4.1 Asset Repurchase. Purchase from ProMedCo at book value the Restrictive Covenants provided for in Section 9 and any other intangible assets set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the Restrictive Covenants and intangibles, which amortization shall be for a period not in excess of 40 years.

         10.4.2. Real Estate. Purchase from ProMedCo all real estate, if any, associated with the Clinic at the then book value thereof.

         10.4.3. Improvements. Purchase all improvements, additions or leasehold improvements which have been made by ProMedCo and which relate solely to the performance of its obligations under this Agreement or the properties subleased by ProMedCo, if any.

         10.4.4. Debts. Assume all ordinary and necessary debt, contracts, payables and leases watch are obligations of ProMedCo and which relate principally to the performance of its obligations under this Agreement or the properties subleased by ProMedCo, if any.

         10.4.5. Equipment. Purchase from ProMedCo at book value all of the equipment listed as set forth in the Asset Purchase Agreement, including all replacements and additions thereto made by ProMedCo with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement, and all other assets, including inventory and supplies, tangibles and intangibles, set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Clinic, depreciation, amortization and other adjustments of assets shown on the Opening Balance Sheet.

         10.4.6. Closing of Repurchase. NTMS shall, at its option, pay cash or surrender shares of common stock of Parent valued at the greater of (i) $12.00 per share or (ii) the then current market value, if such shares are then traded on any exchange or pursuant to the NASDAQ System, for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of ProMedCo assumed by NTMS and shall be reduced by any payment ProMedCo has failed to make under this Agreement. NTMS and any physician associated with NTMS shall execute such documents as may required to assume the liabilities set forth in Section 10.4.4. and to remove ProMedCo from any liability with respect to such repurchased assets and with respect to any property leased or subleased by ProMedCo. The closing date for the repurchase shall be determined by NTMS, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and NTMS shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

                                                 11.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         11.1 Net Clinic Revenues shall mean NTMS's gross billings, including ancillaries and any other revenues that have historically been recorded by NTMS, less any adjustments such as uncollectible accounts, discounts, contractual adjustments, Medicare allowances, Medicaid allowances, and professional courtesies ("adjustments"). This specifically excludes New Investment Revenues and Risk Pool Reserves.

         11.2 New Investment Revenues shall mean NTMS's gross billings (net of adjustments) which are not, except as provided below, Physician Service Revenues, but excluding any interest, investment, rental or similar payments or income made or payable to NTMS that are unrelated to the provisions of medical or administrative services or products, arising from a new project which required the expenditure of capital by ProMedCo, as approved by the Policy Council. Additionally, New Investment Revenues shall include any Physician Service Revenues arising from a new project which required the expenditure of capital by ProMedCo, and which are so designated in writing by the Policy Council prior to such expenditure.

         11.3 New Investment Expenses shall mean those expenses which constitute expenses related to New Investment Revenues.

     11.4 Distribution Funds shall mean those amounts remaining after Clinic Expenses have been deducted from Net Clinic Revenue.

         11.5 New Investment Distribution Funds shall mean those funds remaining after New Investment Expenses and 6% of New Investment Revenues are subtracted from New Investment Revenues.

         11.6 ProMedCo Distribution shall mean 15% of Distribution Funds, a percentage of Risk Pool Reserves established by Exhibit A, 6% of New Investment Revenues, as well as 50% of New Investment Distribution Funds.

         11.7 Clinic shall mean the medical care services, including, but not limited to the practice of medicine, and all related healthcare services provided by NTMS and the NTMS Employees, utilizing the management services of ProMedCo and the Clinic Facility, regardless of the location where such services are rendered.

         11.8 Clinic Facility shall mean the clinic facility located at 2509 Scripture, Suite 200, Denton, Texas, and any substitute facility or additional facility location, whether within or without Denton County, as approved by the Policy Council.

         11.9 Clinic Expenses shall mean the amount of all expenses incurred in the operation of the Clinic including, without limitation:

     11.9.1 Salaries, benefits (including contributions under any Parent benefit plan), and other direct costs of all employees of ProMedCo and Technical Employees attributable to NTMS;

     11.9.2 Direct costs, including benefits, of all employees or consultants of Parent or affiliate of ProMedCo who, with approval of the Policy Council, provides services at or in connection with NTMS required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, managed care sales, negotiating and contracting, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by Parent that is allocable to Clinic will be a Clinic Expense;

     11.9.3 Obligations of ProMedCo or Parent under leases or subleases related to Clinic operations;

     11.9.4 Interest Expense on indebtedness incurred by ProMedCo or Parent to finance or refinance any of its obligations hereunder or services provided hereunder.

     11.9.5 Personal property and intangible taxes assessed against ProMedCo's assets used in connection with the operation of Clinic commencing of the date of this Agreement;

     11.9.6 Malpractice insurance expenses for ProMedCo's operations and for the NTMS Employees, as well as any deductibles and non-insured expenses relating to malpractice claims;

     11.9.7 Other expenses incurred by ProMedCo in carrying out its obligations under this Agreement.

11.10    Clinic Expenses shall not include:

     11.10.1 Corporate overhead charges or any other expenses of Parent or any corporation affiliated with Parent other than the kind of items listed above;

11.10.2           Any federal or state income taxes;

     11.10.3 Any expenses which are expressly designated herein as expenses or responsibilities of NTMS and/or NTMS Employees;

     11.10.4 Any amortization expense resulting from the amortization of expenses incurred as shown on Parent's financial statements, in connection with the acquisition pursuant to the Asset Purchase Agreement and the execution of this Agreement;

     11.10.5 Interest expense or indebtedness incurred by ProMedCo or Parent to finance the consideration paid under the Asset Purchase Agreement; and

         11.10.6           Any expense classified as New Investment Expense.

         11.11 Risk Pool Reserves shall mean all hospital incentive funds, specialists incentive funds, and funds from shared risk pools under any risk-sharing arrangements.

         11.12 Opening Balance Sheet shall mean the balance sheet of ProMedCo as of the Closing Date (as defined in the Asset Purchase Agreement), prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Asset Purchase Agreement).

     11.13 Technical Employees shall mean technicians who provide services in the diagnostic areas of NTMS's practice, such as employees of the Clinic laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be NTMS employees.

         11.14 Physician Shareholders shall mean any physician who is a shareholder of NTMS, both as of the date of this Agreement (which said Physician Shareholders are parties to this Agreement) and at any future point in time.

         11.15 Physician Employees shall mean any physician employed by NTMS and providing medical services to patients on behalf of NTMS, who are not Physician Shareholders.

         11.16 NTMS Employees shall mean all Physician Shareholders, Physician Employees and Technical Employees at the relevant date.

    11.17 Effective Date shall mean 12:01 a.m. on the first day of the month in which the Closing Date (as such term is defined in the Asset Purchase Agreement) occurs.

         11.18 Physician Service Revenues shall mean all fees actually recorded each month (net of adjustments) by or on behalf of NTMS as a result of professional medical services personally furnished to patients by NTMS Employees and other fees or income generated in their capacities as professionals, whether rendered in an in-patient or out-patient setting.

         11.19 Capitation Revenues shall mean all payments from managed care organizations, where payment is made periodically on a per member basis for the partial or total medical care needs of a patient (and co-payments with respect thereto) but excluding any amounts allocated to Risk Pool Reserves. Such Capitation Revenues shall be divided between the categories of Physician Service Revenues and New Investment Revenues in such manner as shall be determined by the Policy Council.

                                              12.  GENERAL PROVISIONS

         12.1 Independent Contractor. It is acknowledged and agreed that NTMS and ProMedCo are at all times acting and performing hereunder as independent contractors. ProMedCo shall neither have nor exercise any control or direction over the methods by which NTMS or the NTMS Employees practice medicine. The sole function of ProMedCo hereunder is to provide all management services in a competent, efficient and satisfactory manner. ProMedCo shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of NTMS unless otherwise specifically provided for under the terms of this Agreement. ProMedCo will in its management role have only an obligation to exercise reasonable care in the performance of the management services. Neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

         12.2     Other Contractual Arrangement.

                  (a) The parties acknowledge and agree that they have been advised and consent to the fact that ProMedCo, or its affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or
(ii) may, from time to time hereafter, enter into agreements with one or more NTMS Employees to provide consulting, medical direction, advisory or similar services relating to activities of ProMedCo or its affiliates in clinical areas. The parties agree that such agreement, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by ProMedCo, on the one hand, and such NTMS Employees, on the other hand, shall not constitute Net Clinic Revenues, or NTMS Compensation, and shall otherwise not be subject to the provisions of this Agreement.

                  (b) Each current Physician Shareholder, by his execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in Section 12.2 (a) above shall constitute a breach of any fiduciary or other duty owned by any NTMS Employee to another, or by ProMedCo to NTMS or any Physician Shareholder. Accordingly, NTMS and each Physician Shareholder hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with any NTMS Employee, and hereby forever release and discharge NTMS, the Physician Shareholders, ProMedCo, and their respective representatives (including, but not limited to, their respective attorneys, accountants, affifiates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of any NTMS Employee in any agreement or arrangement with ProMedCo, or their affiliates of a type described in Section 12.2(a) above or from or by reason of the failure of

ProMedCo, any NTMS Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the Physician Shareholders further agree that such negotiations, proposals or terms of agreement are to be kept confidential between an NTMS Employee on the one hand, and ProMedCo, on the other hand, and shall not be disclosed by them or their representatives, except as required by applicable law.

          12.3    Proprietary Property.

     12.3.1 Each party agrees that the other party's proprietary property shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other parts' remedies for such breach) be enjoined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

     12.3.2 ProMedCo shall be the sole owner and holder of all right, title and interest, to all intellectual property fimnished by it under this Agreement, including, but not limited to the trade name "North Texas Medical- Surgical," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by ProMedCo pursuant to this Agreement. NTMS shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of ProMedCo, provided, however, that the foregoing shall not restrict NTMS from distributing managed care information brochures and materials without the prior written approval of ProMedCo provided no Proprietary Property of ProMedCo is contained therein. Notwithstanding the preceding, however, ProMedCo agrees that NTMS shall be entitled to use on a nonexclusive and nontransferable basis for the term of this Agreement the name "North Texas Medical-Surgical" as may be necessary or appropriate in the performance of NTMS' services and obligations hereunder.

         12.4 Cooperation. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement.

         12.5 Licenses, Permits and Certificates. ProMedCo and NTMS shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         12.6 Compliance with Rules, Regulations and Laws. ProMedCo and NTMS shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health program including Medicare and Medicaid. ProMedCo and NTMS shall take particular care to ensure that no employee or agent of either party takes any action intended to violate
Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the fiimishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         12.7 Generally Accepted Accounting Principles (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         12.8 Notices. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         12.9 Attorneys' Fees. ProMedCo and NTMS agree that the prevailing party in any legal dispute among the parties hereto shall be entitled to payment of its attorneys' fees by the other party.

         12.10 Severability. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         12.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American
Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within the County of Tarrant, State of Texas, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.


         12.12 Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties agree that the terms and provisions of this Agreement embody their mutual interest and agreement and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

         12.13 Assignment and Delegation. ProMedCo shall have the right to assign its rights hereunder to any person, firm or corporation controlling, controlled by or under common control with ProMedCo and to any lending institution, for security purposes or as collateral, from which ProMedCo or the Parent obtains financing for itself and as agent. Except as set forth above, neither ProMedCo nor NTMS shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. NTMS may not delegate any of NTMS's duties hereunder, except as expressly contemplated herein; however, ProMedCo may delegate some of all of ProMedCo's duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

        12.14 Confidentiality. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         12.15 Waiver. The waiver of any provision, or of the breach of any provision of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         12.16 Headings. The subject headings of the articles and sections of this Agreement are not included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.17 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

       12.18 Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

         12.19 Modifications of Agreement for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Texas State Board of Medical Examiners or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any physician retained by NTMS to practice medicine in the State of Texas, NTMS and ProMedCo shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between NTMS and ProMedCo. In the event it is not possible to amend this Agreement to preserve in all material respects the underlying economic and financial arrangements between NTMS and ProMedCo, this Agreement may be terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earfier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 6.21 by NTMS shall require the affirmative vote of a majority of Physician Shareholders.

         12.20 Whole Agreement; Modirication. A contract in which the amount involved exceeds $50,000 in value is not enforceable unless the Agreement is in writing and signed by the party to be bound or by that part's authorized representative. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement (as amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto represent the final agreement between the parties hereto and may not be contradicted by; evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties. This paragraph is included herein pursuant to Section 26.02 of the Texas Business and Commerce Code, as amended from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written,

                                                     PROMEDCO OF DENTON, INC.,


                                                     By:
                                                     Name:
                                                     Title:

                                                     Address:


                                                   NORTH TEXAS MEDICAL SURGICAL
                                                    CLINIC, P.A.


                                                     By:
                                                     Name:
                                                     Title:

                                                     Address:




                                                     Thomas 0. Blucker, M.D.
                                                     Physician Shareholder



                                                     Douglas B. Hagen, M.D.
                                                     Physician Shareholder



                                                  Harvard L. McBrayer, Jr., M.D.
                                                     Physician Shareholder



                                                      John S. Shelton, M.D.
                                                     Physician Shareholder

                                                        Eugene M. Taylor, M.D.
                                                        Physician Shareholder



                                                       Charles H. Wahlert, M.D.
                                                       Physician Shareholder



                                                Arvin D. Short, M.D., F.A.C. S.
                                                Physician Shareholder

                                                    EXHIBIT "A"



Allocation of Risk Pool Reserves

         ProMedCo shall receive a percentage of the Risk Pool Reserves. ProMedCo's percentage shall be based on the cumulative risk pool savings that have occurred during the entire term of this Agreement, including any renewals. The percentage shall be based on the graduated scale as shown below:


                  Cumulative Risk Pool Savings                ProMedCo %
                  ----------------------------                ----------

                  [*]




The distribution of Risk Pool Reserves shall be made on an annual basis no later than 90 days after the conclusion of each Payor contract annual term, and after a full analysis of an Incurred But Not Reported (IBNR) liabilities. Once the final balance of Risk Pool Reserves has been calculated, [*]% of that amount shall be distributed, with the final [*]% held for an additional 6 months to pay for any unanticipated claims. At the end of that 6 months, any funds remaining from the [*]% reserved shall be distributed.


CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS ON THIS PAGE WHERE INFORMATION HAS BEEN OMITTED ARE MARKED WITH THE SYMBOL "[*]."

                                                    EXHIBIT "B"

Opening Balance Sheet

Current Assets
         Cash
         Accounts Receivable
         Prepaid
         Other Current Assets
         Total Current Assets

Other Assets
         Investments
         Deposits
         Other Assets
         Total Other Assets

Property and Equipment
         Land
         Buildings
         Building Fixed Equipment
         Equipment
         Capitalized Lease Equipment
         Accrued Depreciation
         Total Property and Equipment

Intangibles
         Organization Cost
         Loan Cost
         Non-Compete Covenants
         Other Intangibles
         Total Intangibles

TOTAL ASSETS

Current Liabilities
         Accounts Payable
         Notes Payable
         Payroll & Taxes Payable
         Accrued Expenses
         Accrued Interest
         Current Maturities-Leases
         Current Maturities-Notes
         Other Current Liabilities
         Total Current Liabilities

Other Liabilities
         Deficit in Partnership
         Deferred Credits

Total Other Liabilities

Long Term Payables
         Mortgages
         Notes Payable
         Lease Obligations
         Total Long Tenn Payables

Shareholders Equity
         Common Stock
         Paid in Capital
         Retained Earnings
         Total Shareholders Equity

         TOTAL LIABILITIES AND EQUITY